SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

U.S. CONCRETE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[LOGO—US CONCRETE]

April 2, 2004

Dear Stockholder:

On behalf of the Board of Directors, we invite you to attend the 2004 Annual Meeting of Stockholders of U.S. Concrete, Inc. We will hold the meeting at 9:00 a.m., Central Time, on Friday, April 30, 2004, at the Hilton Houston Westchase & Towers, 9999 Westheimer Road, Houston, Texas.

On the following pages you will find the Notice of Annual Meeting of Stockholders and Proxy Statement giving information concerning the matters to be acted on at the meeting. Our Annual Report to Stockholders describing U.S. Concrete’s operations during the year ended December 31, 2003 is enclosed.

We hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote by completing and returning your proxy card in the enclosed envelope before the meeting. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

Thank you for your interest in U.S. Concrete.

Sincerely,

/s/ Vincent D. Foster	/s/ Eugene P. Martineau

Vincent D. Foster Chairman of the Board	Eugene P. Martineau President and Chief Executive Officer

U.S. CONCRETE, INC.

2925 Briarpark, Suite 500, Houston, Texas 77042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Friday, April 30, 2004

To the Stockholders of U.S. Concrete, Inc.:

The Annual Meeting of Stockholders of U.S. Concrete, Inc. will be held on Friday, April 30, 2004, at 9:00 a.m. local time at the Hilton Houston Westchase & Towers, 9999 Westheimer Road, Houston, Texas. At the meeting, we will ask you to consider and take action on the following:

(1)	election of three Class II directors as members of the Board of Directors of U.S. Concrete to serve until the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal No. 1);

(2)	ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of U.S. Concrete for the year ending December 31, 2004 (Proposal No. 2); and

(3)	transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

We are sending this notice and the attached proxy statement to our stockholders on or about April 2, 2004. Our Board of Directors has set the close of business on March 5, 2004 as the record date for determining stockholders entitled to receive notice and vote at the annual meeting. A list of all stockholders entitled to vote is available for inspection during normal business hours at our principal offices at 2925 Briarpark, Suite 500, Houston, Texas 77042. This list also will be available at the meeting.

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement. Further, to be sure your vote counts and to ensure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting.

By Order of the Board of Directors

/s/ Donald C. Wayne

Donald C. Wayne Vice President, General Counsel and Corporate Secretary

Houston, Texas

April 2, 2004

U.S. CONCRETE, INC.

PROXY STATEMENT

FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT

THE MEETING AND VOTING

Q:	What am I being asked to vote on?
A:	We are asking you to vote on the following:

•	the election of three members to our Board of Directors to serve until 2007;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2004; and

•	any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Q:	Who may vote?
A:	All stockholders of record as of the close of business on March 5, 2004 are entitled to vote. Holders of our common stock are entitled to one vote per share. As of March 5, 2004, 28,667,704 shares of our common stock were outstanding and entitled to vote.

Q:	Who may attend the meeting?
A:	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

Q:	How do I vote?
A:	You may vote in two ways:

•	you may come to the annual meeting and cast your vote in person; or

•	you may vote by signing and returning the enclosed proxy card. If you do, the persons named on the card will vote your shares in the manner you indicate.

Q:	Who is soliciting my proxy?
A:	U.S. Concrete is soliciting your proxy on behalf of its Board of Directors.

Q:	What happens if I do not indicate how I wish to vote on one or more of the proposals?
A:	If you return your signed proxy card, but do not indicate how you wish to vote, the persons named as proxies will vote your shares FOR election of all the nominees for director (Proposal No. 1) and FOR ratification of the appointment of PricewaterhouseCoopers LLP (Proposal No. 2). We are unaware of any other matters that may come before the annual meeting. If they do, the proxy holders will vote the proxies according to their best judgment.

Q:	What if I vote by proxy and then change my mind?
A:	You can revoke your proxy at any time before the annual meeting by:
•	writing to U.S. Concrete’s Corporate Secretary at the mailing address in the answer to the last question on the next page;

•	delivering a properly executed proxy dated after the date of the proxy you want to revoke; or

•	attending the annual meeting and casting your vote in person.

Q:	When did U.S. Concrete first distribute this proxy statement and the accompanying form of proxy to stockholders?
A:	We first distributed this proxy statement and the accompanying form of proxy to our stockholders on or about April 2, 2004.

Q:	What constitutes a quorum?
A:	The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting constitutes a quorum. We need a quorum of stockholders to hold a valid annual meeting. If you have properly signed and returned your proxy card, you will be considered part of the quorum. We will count abstentions and broker non-votes as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card, but not on others because the broker does not have the authority to do so. If a quorum is not present, the chairman or the holders of a majority of the shares of common stock present in person or by proxy at the annual meeting may adjourn the meeting, without notice other than an announcement at the meeting, until the required quorum is present.

Q:	What vote is required for the passage of each of the proposals up for consideration at the annual meeting?

A:	Directors are elected by a plurality of the shares of common stock present in person or by proxy and voting at the meeting in the election of directors. Ratification of PricewaterhouseCoopers LLP as our independent auditors for 2004 requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect on the vote for directors or the ratification of the appointment of our independent auditors.

Q:	Who will count the votes?
A:	Representatives of American Stock Transfer & Trust Company will tabulate the votes.

Q:	What shares are included on the proxy card?
A:	The shares listed on your card represent all the shares of common stock held in your name, as distinguished from shares held by a broker in “street” name. You will receive a separate card from your broker if you hold shares in “street” name.

Q:	What does it mean if I get more than one proxy card?
A:	It indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all your shares are voted.

Q:	What is U.S. Concrete’s mailing address?
A:	Our mailing address is U.S. Concrete, Inc., 2925 Briarpark, Suite 500, Houston, Texas 77042.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock as of March 15, 2004 by each person we know who beneficially owns more than 5% of the outstanding shares of our common stock, each of our directors, our chief executive officer and certain of our other executive officers and all our directors and executive officers as a group. Unless otherwise indicated in the footnotes below, the address of all these persons is c/o U.S. Concrete, Inc., 2925 Briarpark, Suite 500, Houston, Texas 77042.

	Shares of Common Stock Beneficially Owned
Name	Number	Percent
Lotsoff Capital Management (1)	2,587,154	9.02%
Robert S. Walker (2)	2,259,338	7.88%
FMR Corp. (3)	2,226,039	7.76%
Strong Capital Management, Inc. (4)	2,050,584	7.15%
Wellington Management Company, LLP (5)	1,916,000	6.68%
William T. Albanese (6)	1,398,557	4.87%
Thomas J. Albanese (7)	1,398,287	4.87%
Eugene P. Martineau (8)	860,805	2.96%
Vincent D. Foster (9)	635,270	2.20%
Michael W. Harlan (10)	553,783	1.91%
Michael D. Mitschele (11)	453,446	1.58%
Murray S. Simpson (12)	100,353	*
John R. Colson (13)	64,808	*
T. William Porter (14)	34,206	*
Mary P. Ricciardello (15)	11,699	*
Directors and executive officers as a group (13 persons)(16)	7,860,619	26.34%

*	Less than 1%.

(1)	Based solely on a Schedule 13G filed with the SEC on January 9, 2004 reporting ownership as of December 31, 2003. This stockholder’s address is 20 North Clark Street, 34th Floor, Chicago, Illinois 60602. The Schedule 13G reports shared voting power for 1,837,217 shares of common stock and no shared dispositive power for shares of common stock.

(2)	Includes 20,000 shares of common stock which Mr. Walker has the right to acquire within 60 days on the exercise of stock options and 2,239,338 shares deemed beneficially owned by Mr. Walker as co-trustee of the Walker Family Trust and as general partner of Karob, L.P.

(3)	Based solely on a Schedule 13G filed with the SEC on February 17, 2004 reporting ownership as of December 31, 2003. This stockholder’s address is 82 Devonshire Street, Boston, Massachusetts 02109. The Schedule 13G reports no shared voting power and no shared dispositive power for shares of common stock.

(4)	Based solely on an amendment to a Schedule 13G filed with the SEC on February 17, 2004 reporting ownership as of December 31, 2003. This stockholder’s address is 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051. The Schedule 13G/A reports shared voting power and shared dispositive power for 2,050,584 shares of common stock.

(5)	Based solely on an amendment to a Schedule 13G filed with the SEC on February 12, 2004 reporting ownership as of December 31, 2003. This stockholder’s address is 75 State Street, Boston, Massachusetts 02109. The

Schedule 13G/A reports shared voting power for 966,000 shares of common stock and shared dispositive power for 1,916,000 shares of common stock.

(6)	Includes 31,250 shares of common stock which Mr. Albanese has the right to acquire within 60 days on the exercise of stock options, 1,358,974 shares deemed beneficially owned by Mr. Albanese as co-trustee of the William T. Albanese 1981 Trust and as the manager of WTA Investments, LCC and 8,333 restricted shares.

(7)	Includes 31,250 shares of common stock which Mr. Albanese has the right to acquire within 60 days on the exercise of stock options, 1,358,704 shares deemed beneficially owned by Mr. Albanese as co-trustee of the Thomas J. Albanese Trust and 8,333 restricted shares.

(8)	Includes 440,000 shares of common stock which Mr. Martineau has the right to acquire within 60 days on the exercise of stock options and 55,432 restricted shares.

(9)	Includes 147,500 shares of common stock which Mr. Foster has the right to acquire within 60 days on the exercise of stock options and 300 shares deemed beneficially owned by Mr. Foster as custodian under the Texas Uniform Gifts to Minors Act.

(10)	Includes 330,000 shares of common stock which Mr. Harlan has the right to acquire within 60 days on the exercise of stock options, 50,000 shares Mr. Harlan owns as trustee of the Michael and Bonnie Harlan 1996 Trust and 42,129 restricted shares.

(11)	Includes 21,250 shares of common stock which Mr. Mitschele has the right to acquire within 60 days on the exercise of stock options and 3,667 restricted shares.

(12)	Includes 30,591 shares owned by the Cora S. Simpson 1990 Trust of which Mr. Simpson’s wife serves as trustee, 34,762 shares deemed beneficially owned by Mr. Simpson as trustee of the Murray S. Simpson 1990 Trust and 35,000 shares of common stock which Mr. Simpson has the right to acquire within 60 days on the exercise of stock options. Mr. Simpson disclaims beneficial ownership of the 30,591 shares the Cora S. Simpson 1990 Trust owns.

(13)	Includes 35,000 shares of common stock which Mr. Colson has the right to acquire within 60 days on the exercise of stock options.

(14)	Includes 22,206 shares of common stock which Mr. Porter has the right to acquire within 60 days on the exercise of stock options.

(15)	Includes 11,699 shares of common stock Ms. Ricciardello has the right to acquire within 60 days on the exercise of stock options.

(16)	Includes 1,172,718 shares of common stock which the directors and executive officers as a group have the right to acquire within 60 days on the exercise of stock options.

Except as otherwise indicated, all persons listed in the table above have sole voting and investment power with respect to their shares. The number of shares and percentage of ownership for each person listed and for the directors and executive officers as a group assume that shares of common stock those persons may acquire within 60 days are outstanding, unless otherwise indicated.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of seven members. Our certificate of incorporation divides our Board into three classes (Class I, Class II and Class III) having staggered terms of three years each. The present term of office of the directors in Class II will expire at this annual meeting.

The Board has nominated John R. Colson, Vincent D. Foster and Mary P. Ricciardello, each of whom currently serves on the Board, as nominees for re-election at the annual meeting. The respective terms of our current directors and nominees for director expire on the dates set forth below. Information regarding their ages and backgrounds also is set forth below.

If a quorum is present, the election of any director requires the favorable vote of the holders of a plurality of the shares of common stock present and voting, in person or by proxy, at the annual meeting. Any abstentions or broker non-votes will not affect the vote. If you properly sign and return the enclosed proxy, and unless you withhold authority to vote for one or more of the nominees, the persons named as proxies will vote FOR the election of the nominees listed below. We do not expect that any of the nominees will refuse or be unable to act as a director of U.S. Concrete for the term specified. If, however, any nominee becomes unable or unwilling to serve as a director prior to the vote, the persons named as proxies intend to vote the proxy shares for the election of any other person the Board of Directors may designate.

Nominees as Class II Directors for election for terms expiring at the 2007 Annual Meeting	Age	Position(s) Held

John R. Colson	56	Director

Vincent D. Foster	47	Director and Chairman of the Board

Mary P. Ricciardello	48	Director

Class III Directors whose terms expire at the 2005 Annual Meeting	Age	Position(s) Held

Murray S. Simpson	66	Director

Robert S. Walker	60	Director

Class I Directors whose terms expire at the 2006 Annual Meeting	Age	Position(s) Held

Eugene P. Martineau	64	Director, Chief Executive Officer and President

T. William Porter	62	Director

John R. Colson has served as one of our directors since May 1999. He has served as Chief Executive Officer of Quanta Services, Inc., an electrical and telecommunications contracting company, since December 1997, and as Chairman of the Board of Directors of Quanta since June 2002. From 1991 to February 1998, he served as President of PAR Electrical Contractors, Inc., a company that Quanta acquired in February 1998.

Vincent D. Foster has served as one of our directors since August 1998 and became nonexecutive Chairman of the Board of Directors in May 1999. Mr. Foster is a Senior Managing Director of Main Street Mezzanine Fund, LP, a licensed small business investment corporation, and served as Senior Managing Director of Main Street Equity Ventures II, L.P. (and its predecessor firm), a private equity firm, from 1997 through 2002. Mr. Foster is a director of Quanta Services, Inc., and served as its nonexecutive Chairman of the Board from February 1998 through May 2002. From September 1988 through October 1997, Mr. Foster was a partner of Andersen Worldwide and Arthur Andersen

LLP, where he served as the director of the corporate finance practice and the mergers and acquisitions practice in the southwestern United States. Mr. Foster has served as a director of the Houston, Texas chapter of the National Association of Corporate Directors, of which he is a founding member, since July 2002. Mr. Foster is also a director of Carriage Services, Inc., a death-care company.

Mary P. Ricciardello has served as one of our directors since February 2003. Ms. Ricciardello served as Senior Vice President and Chief Accounting Officer of Reliant Energy, Incorporated, a diversified energy company now known as CenterPoint Energy, Inc., from 1999 through 2002, where she also served as Vice President and Comptroller from 1996 through 1999, as Corporate Comptroller from 1993 through 1996 and in various other positions from 1982 through 1993. In addition, Ms. Ricciardello served as Senior Vice President and Chief Accounting Officer of Reliant Resources, Inc. from 2001 through 2002, a company to which Reliant Energy transferred its unregulated energy business in 2001. Ms. Ricciardello is also a director of Noble Corporation, an offshore drilling company.

Murray S. Simpson has served as one of our directors since May 1999. From 1975 until 1990, Mr. Simpson served as President and Chief Executive Officer of Super Concrete Corporation. Following that company’s merger with British construction materials producer Evered, plc, which is now known as Aggregate Industries, plc, Mr. Simpson served in various roles, including Executive Vice President, Corporate Development, for its United States operations and Director and Counsel for its mid-Atlantic area subsidiary, Bardon, Inc. Mr. Simpson has served on the board of directors of the National Ready-Mixed Concrete Association, the industry’s largest trade organization (the “NRMCA”), for over 20 years and served as chairman of the board from 1997 to 1998. He has also served as a director of the National Aggregates Association.

Robert S. Walker has served as one of our directors since May 1999 and served as Executive Vice President—Operations of our Bay Area Region from May 1999 to December 2000. From 1965 until May 1999, Mr. Walker served as President of Walker’s Concrete, Inc., a company we acquired in May 1999. He is currently a real estate developer.

Eugene P. Martineau has served as our Chief Executive Officer and President since September 1998 and as one of our directors since March 1999. Mr. Martineau has over 35 years of experience in the concrete industry. From 1992 until joining us, he served as Executive Vice President for the Concrete Products Group of Southdown, Inc., a publicly traded, integrated cement and ready-mixed concrete company that Cemex S.A. de C.V. acquired in November 2000. From April 1990 through March 1992, Mr. Martineau served as Vice President and General Manager of Southdown’s Florida Mining and Materials. Prior to March 1992, Mr. Martineau held various executive management positions with Allied Ready Mix, Inc., Ready Mix Concrete Company, the Lehigh Portland Cement Company and Allied Products Company. Mr. Martineau has served as a director of the NRMCA since January 2000 and also served as a director and member of the Executive Committee of the NRMCA from 1996 until May 1999. He served as chairman of the NRMCA’s Promotion Committee from 1997 through March 1999. From 1994 through 1997, Mr. Martineau served as the National Director of RMC 2000, a program that has been adopted by the NRMCA to promote ready-mixed concrete as a building and paving material and improve the overall image of the ready-mixed concrete industry.

T. William Porter has served as one of our directors since September 2001. Mr. Porter is the Chairman of Porter & Hedges, L.L.P., a Houston, Texas law firm, of which Mr. Porter has been a partner since its founding in 1981. Mr. Porter is also a director of Gundle/SLT Environmental, Inc., a geosynthetic lining products company.

Your Board recommends a vote “for” the election of each of the three persons nominated for election as Class II directors.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

AND COMMITTEES

Board of Directors

Our Board met six times and took action by unanimous written consent on four occasions during 2003. Our Board has standing audit, compensation, and nominating and corporate governance committees. During 2003, each member of the Board then in office attended at least 75% of the aggregate number of meetings of the Board and any committee of the Board on which such director served. The Board has determined that five of its seven directors, Ms. Ricciardello and Messrs. Colson, Porter, Simpson and Walker, are “independent directors” within the meaning of applicable Nasdaq National Market (“Nasdaq”) listing standards.

U.S. Concrete’s policy is to encourage all members of the Board to attend our annual meetings of stockholders. All members of the Board attended last year’s annual meeting.

Audit Committee

The audit committee, which met seven times during 2003, consists of Ms. Ricciardello and Messrs. Colson and Simpson. The audit committee is governed by a charter that it has adopted, a copy of which is attached as Appendix A to this proxy statement. U.S. Concrete’s common stock is quoted on the Nasdaq. As a result, we are subject to the Nasdaq listing standards. Each member of the audit committee is an “independent director” in accordance with the applicable corporate governance standards of the Nasdaq. The Board has further determined that Ms. Ricciardello is an “audit committee financial expert” as defined in the applicable rules of the Securities and Exchange Commission (“SEC”). For information relating to Ms. Ricciardello’s background, see her biographical information under “Election of Directors” above.

The audit committee assists our Board in fulfilling its oversight responsibility relating to:

•	our financial statements and financial reporting process;

•	the qualifications, independence and performance of our independent auditors;

•	the performance of our internal audit function; and

•	our compliance with legal and regulatory requirements.

Our management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. The audit committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent auditor’s work. The following functions are among the key duties and responsibilities of the audit committee:

•	the appointment, compensation, retention and oversight of the work of our independent auditors, including considering their independence;

•	reviewing and pre-approving all audit and permitted non-audit services that may be performed by our independent auditors;

•	reviewing and discussing the scope and results of the independent auditors’ annual audit and quarterly reviews of our financial statements, and any other matters required to be communicated to the audit committee by the independent auditors;

•	discussing with management, our senior internal auditor and our independent auditors the adequacy and effectiveness of our disclosure controls and procedures, our internal controls and procedures for financial reporting and our risk assessment and risk management policies;

•	reviewing and discussing with management and our independent auditors our audited and interim unaudited financial statements;

•	recommending to the Board whether our audited financial statements should be included in our annual report on Form 10-K for that year;

•	reviewing the appointment of our senior internal auditor, reviewing and discussing with such individual the scope and staffing of our internal audits and reviewing all significant internal audit reports; and

•	reviewing and assessing, on an annual basis, the adequacy of the audit committee’s charter and recommending revisions to the Board.

The audit committee meets separately with the independent auditors to provide an open avenue of communication.

Compensation Committee

The compensation committee, which met three times and took action by unanimous written consent on three occasions during 2003, consists of Messrs. Colson, Foster and Porter. The following functions are among the key duties and responsibilities of the compensation committee:

•	administering our incentive compensation plans; and

•	determining salaries for executive officers and incentive compensation for senior employees and other key management personnel.

For additional information, see “Report of the Compensation Committee Regarding Executive Compensation.”

Nominating and Corporate Governance Committee

The nominating and corporate governance committee, which met once and took action by unanimous written consent on two occasions during 2003, consists of Messrs. Simpson, Porter and Walker. The nominating and corporate governance committee is governed by a charter it has adopted, a copy of which is attached as Appendix B to this proxy statement. Each member of the nominating and corporate governance committee is an “independent director” within the meaning of applicable Nasdaq listing standards. The following functions are among the key duties and responsibilities of the nominating and corporate governance committee:

•	evaluating candidates for membership on the Board;

•	recommending to the full Board all nominees for election to the Board by our stockholders;

•	recommending directors to be elected by the Board to fill vacancies on the Board; and

•	reviewing, and making recommendations to the Board regarding, corporate governance matters.

In carrying out its function to evaluate and recommend nominees for election to the Board, the nominating and corporate governance committee considers a candidate’s mix of skills, experience, character, commitment and diversity of background, all in the context of the requirements of the Board at that point in time. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the nominating and corporate governance committee’s judgment, interfere with or limit such candidate’s ability to do so. Additionally, in determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at Board and committee meetings and participation in and contributions to the activities of the Board. The nominating and corporate governance committee has no stated specific, minimum qualifications that must be met by a candidate for a position on our Board. The nominating and corporate governance committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board meet the definition of “independent director” within the meaning of applicable Nasdaq listing standards.

The nominating and corporate governance committee’s methods for identifying candidates for election to the Board (other than those proposed by U.S. Concrete’s stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources, including: members of the Board; our executives; individuals personally known to the members of the Board; and other research. The nominating and corporate governance committee also has authority to select and compensate a third-party search firm to help identify candidates, if it deems it advisable to do so.

The nominating and corporate governance committee will consider nominees stockholders recommend. Stockholders may submit nominations to the nominating and corporate governance committee in care of Corporate Secretary, U.S. Concrete, Inc., 2925 Briarpark, Suite 500, Houston, Texas 77042. As to each person a stockholder proposes to nominate for election as a director, our bylaws provide that the nomination notice must (1) include the name, age, business address and principal occupation or employment of that person, the number of shares of common stock that person owns beneficially or of record and any other information relating to that person that Section 14 of the Securities Exchange Act of 1934 and the related SEC rules and regulations require and (2) be accompanied by the written consent of the person that stockholder proposes to nominate for election as a director to be named in the proxy statement as a nominee and to serve as a director if elected. The nomination notice must also include, as to that stockholder and that beneficial owner, if any, of common stock on whose behalf that stockholder is making the nomination or nominations:

•	the name and address of that stockholder, as they appear on U.S. Concrete’s books, and the name and address of that beneficial owner;

•	the number of shares of common stock which that stockholder and that beneficial owner each owns beneficially or of record;

•	a description of all arrangements and understandings between that stockholder or that beneficial owner and each proposed nominee of that stockholder and any other person or persons (including their names) pursuant to which that stockholder will make the nomination(s);

•	a representation by that stockholder that he or she intends to appear in person or by proxy at that meeting to nominate the person(s) named in that nomination notice; and

•	any other information relating to that stockholder and that beneficial owner that Section 14 of the Securities Exchange Act of 1934 and the related SEC rules and regulations require.

To be timely for consideration at our 2005 annual meeting, our Corporate Secretary must receive a stockholder’s nomination notice at our principal executive offices, at the address set forth above, no earlier than November 1, 2004 and no later than the close of business on January 30, 2005.

The nominating and corporate governance committee will consider all candidates identified through the processes described above, whether identified by the committee or by a stockholder, and will evaluate each of them on the same basis.

Communication with Board of Directors

Stockholders may communicate with our Board by sending their communication to U.S. Concrete, Inc. Board of Directors, c/o Corporate Secretary, 2925 Briarpark, Suite 500, Houston, Texas 77042. All stockholder communications received by our Corporate Secretary will be delivered to the Chairman of the Board.

Director Compensation

We pay to each of our nonemployee directors the following fees:

•	an annual retainer of $10,000;

•	$5,000 for each Board meeting attended in person and $2,500 for each Board meeting attended telephonically;

•	$5,000 for each audit committee meeting attended by the chairperson of the audit committee, whether attended in person or telephonically and whether or not the meeting is held on the same day as a Board meeting;

•	$4,000 for each audit committee meeting attended by each other member of the audit committee, whether attended in person or telephonically and whether or not the meeting is held on the same day as a Board meeting; and

•	$1,000 for each other Board committee meeting attended in person and $500 for each such other Board committee meeting attended telephonically, unless the committee meeting is held on the same day as a Board meeting, in which case the committee member receives no fee for attending that committee meeting.

We also annually grant each nonemployee director an option to purchase 10,000 shares of common stock under our 1999 Incentive Plan. We do not pay any additional compensation to our employees for serving as directors, but we reimburse all directors for out-of-pocket expenses they incur in connection with attending Board and Board committee meetings or otherwise in their capacity as directors.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table provides information about our current executive officers and key employees:

Name	Age	Position(s) held
Eugene P. Martineau	64	Director, Chief Executive Officer and President
Michael W. Harlan	43	Executive Vice President, Chief Operating Officer and Chief Financial Officer
William T. Albanese	60	President of Bay Area Region
Michael D. Mitschele	47	President of Atlantic Region
Thomas J. Albanese	57	Executive Vice President of Sales of Bay Area Region
Cesar Monroy	43	Vice President—Finance *
Terry Green	56	Vice President—Operational Integration *
Raymond C. Turpin	66	Vice President—Technical Affairs *
Donald C. Wayne	37	Vice President, General Counsel and Secretary
Richard A. Williams	62	Vice President—Marketing and Sales

*	Key employee.

For a description of the business background of Mr. Martineau, see “Election of Directors” above.

Michael W. Harlan has served as our Executive Vice President, Chief Operating Officer and Chief Financial Officer since April 2003. Mr. Harlan served as our Senior Vice President and Chief Financial Officer from September 1998 to April 2003, and also served as our Secretary from September 1998 to August 1999. Mr. Harlan served as Senior Vice President and Chief Financial Officer of Apple Orthodontix, Inc., an orthodontic practice management company, from March 1997 to August 1998. From December 1996 to February 1997, Mr. Harlan served as a consultant to Apple Orthodontix on financial and accounting matters. In January 2000, approximately 17 months after Mr. Harlan departed from Apple Orthodontix, Apple Orthodontix filed a voluntary case under chapter 11 of the federal bankruptcy code. From April 1991 through December 1996, Mr. Harlan held various positions in the finance and acquisitions departments, including Treasurer from September 1993 to December 1996, of Sanifill, Inc., an international environmental services company that USA Waste Services, Inc. acquired in 1996. Mr. Harlan is also a director of Waste Connections, Inc., a solid waste services company.

William T. Albanese has served as President of our Bay Area Region since June 1999. From 1987 through May 1999, Mr. Albanese served as President of Central Concrete Supply Co., Inc. (“Central”), one of the companies we acquired in May 1999 as the platform business of our Bay Area Region into which we subsequently consolidated other Bay Area operations. Previously, he served in various other capacities for Central since 1966.

Michael D. Mitschele has served as President of our Atlantic Region since December 2001. Previously, he served as President of Baer Concrete, Incorporated, now known as Eastern Concrete Materials, Inc., one of our subsidiaries within our Atlantic Region, from 1986 to November 2001, where he also served in various other capacities since 1972. Mr. Mitschele is a founding board member of the New Jersey Concrete and Aggregate Association. He has served as a member of the NRMCA for over 10 years and has held several leadership positions with it, including service as a member of its board of directors for two terms and Chairman of its membership committee and visionary leadership taskforce and service on its financial management committee. Mr. Mitschele was re-elected to the board of directors of the NRMCA in January 2003 for an additional three-year term.

Thomas J. Albanese has served as Executive Vice President of Sales of our Bay Area Region since June 1999. From 1987 through May 1999, Mr. Albanese served as Vice President of Central. Previously, he served in various other capacities for Central since 1969.

Cesar Monroy has served as our Vice President—Finance since April 2003, and served as our Vice President—Accounting from June 2002 to April 2003. From 1995 through May 2002, Mr. Monroy was self-employed as a business consultant to various companies, including as a consultant to U.S. Concrete from March 2000 through May 2002. From 1993 through 1995, he served as the Chief Financial Officer of Fairchild Aircraft, a commercial aircraft manufacturer.

Terry Green has served as our Vice President—Operational Integration since May 1999. Mr. Green has managed the operations of ready-mixed concrete producers and other transportation-related businesses for over 20 years. From August 1998 until May 1999, he served as Vice President of Maintenance for Armellini Express Lines, Inc. From January 1989 until June 1998, Mr. Green served as Director of Maintenance, Equipment and Purchasing for the concrete products division of Southdown, Inc. From 1980 until 1989, Mr. Green held various positions with Kraft, Inc., serving as Private Fleet Operations Manager from 1988 until 1989.

Raymond C. Turpin has served as our Vice President—Technical Affairs since January 2001. From January 2000 through January 2001 he served as our Vice President—Technical Marketing and Development. Mr. Turpin has over 35 years of experience in the construction materials industry. From 1988 until joining us, he was Director of Technical Service and New Product Development of Blue Circle Cement, North America, a producer and supplier of cement to the construction industry that Lafarge S.A. acquired in July 2001. From 1984 until 1988, Mr. Turpin served as Technical Director of Williams Brothers Concrete, which Blue Circle Cement acquired in 1986, supervising the manufacture of chemical admixtures for concrete. From 1972 until 1984, Mr. Turpin was self-employed as a consultant to the concrete industry and, during that time, developed two patents relating to the use of fly ash in concrete.

Donald C. Wayne has served as our Vice President and General Counsel since May 1999 and as our Secretary since August 1999. From October 1994 until joining us, Mr. Wayne served as an attorney with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

Richard A. Williams has served as our Vice President—Marketing and Sales since June 2002, and served as our Director of Marketing and Sales from September 2001 through May 2002. From May 2000 through August 2001, he served as a consultant to us. From 1998 through May 2000, Mr. Williams served as President of Matrix Master Inc., a manufacturer of cement slurry processes for the ready-mixed concrete industry. From 1990 through 1998, he served as President of ECOT Incorporated, a chemical manufacturing company that S.C. Johnson, Inc. purchased in 1998. Prior to that time, Mr. Williams served for 25 years in various capacities for ready-mixed concrete and related businesses.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table sets forth the compensation we paid during 2001, 2002 and 2003 to our chief executive officer and our four other most highly compensated executive officers in 2003 (the “named executive officers”).

		Annual Compensation(1)			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(2)(3)		Restricted Stock Awards(4)(5)			Shares Underlying Options	All Other Compensation(6)
Eugene P. Martineau President, Chief Executive Officer and Director	2003 2002 2001	$525,926 337,535 274,395	$	— 135,000 483,675	$	— 250,000 —	(8)	— 100,000 100,000	$11,073 9,846 183,784	(7) (9) (10)

Michael W. Harlan Executive Vice President, Chief Operating Officer and Chief Financial Officer	2003 2002 2001	294,226 211,671 204,227		— 75,000 347,725		— 190,000 —	(12)	— 80,000 60,000	10,760 9,483 135,971	(11) (13) (14)

William T. Albanese President of Bay Area Region	2003 2002 2001	247,500 236,250 218,750		— 105,600 114,710		41,665 — —	(15)	— 25,000 25,000	10,000 8,600 8,500

Thomas J. Albanese Executive Vice President of Sales of Bay Area Region	2003 2002 2001	247,500 236,250 218,750		— 105,600 114,710		41,665 — —	(16)	— 25,000 25,000	7,062 8,600 8,500

Michael D. Mitschele President of Atlantic Region	2003 2002 2001	198,675 190,000 164,977		— 19,500 85,950		— 23,285 —	(17)	— 20,000 15,000	6,089 5,500 6,782

(1)	Excludes the value of perquisites and other personal benefits for each of the named executive officers because the aggregate amounts did not exceed 10% of the total annual salary and bonus reported for any named executive officer.
(2)	Unless otherwise provided in a separate footnote, the amounts in this column were earned in year shown and paid the following year.
(3)	The amount shown in 2001 for each named executive officer includes (a) cash and the fair market value of shares of our common stock that we granted effective April 10, 2001 in recognition of the overall contribution he made to our various capital raising initiatives and (b) cash that we paid in 2002 and the fair market value of shares of our common stock that we granted in 2002 under our bonus plan for services he performed in 2001. The following table summarizes these amounts:

	April 10, 2001 Incentive Compensation		2001 Bonus Awards Made on February 28, 2002
Executive Officer	Cash	Grant Date Fair Market Value of Shares of Common Stock	Cash	Grant Date Fair Market Value of Shares of Common Stock	Total
Eugene P. Martineau	$93,470	$140,205	$125,000	$125,000	$483,675
Michael W. Harlan	79,090	118,635	75,000	75,000	347,725
William T. Albanese	25,884	38,826	50,000	—	114,710
Thomas J. Albanese	25,884	38,826	50,000	—	114,710
Michael D. Mitschele	14,380	21,570	50,000	—	85,950

The amounts shown in the cash column under April 10, 2001 Incentive Compensation represent estimated taxes payable by each executive officer on the cash and shares of common stock that we granted effective as of that date. The amounts shown in the cash column under 2001 Bonus Awards Made on February 28, 2002 for Messrs. Martineau and Harlan represent estimated taxes payable by each of them on the shares of our common stock that we granted effective as of that date and the forgiveness of the loans referred to in footnotes (6) and (10) below.

(4)	As of December 31, 2003, the total number and value, respectively, of restricted shares held by such named executive officers were: Mr. Martineau: 55,432 ($356,982); Mr. Harlan: 42,129 ($271,311); Mr. Albanese: 8,333 ($53,665); Mr. Albanese: 8,333 ($53,665); and Mr. Mitschele: 3,667 ($23,615). Voting, dividend and other rights are associated with restricted shares of our common stock.
(5)	It is anticipated that shares of restricted stock will be awarded to each named executive officer in 2004 that relate to his service in 2003.
(6)	Unless otherwise provided in a separate footnote, the amounts in this column represent matching contributions to the 401(k) plan account of such named executive officers.
(7)	The amount shown represents $10,000 in matching contributions to Mr. Martineau’s 401(k) plan account and $1,073 in imputed interest on a loan U.S. Concrete extended to Mr. Martineau in May 2002.
(8)	The amount shown represents 55,432 shares of restricted stock, valued at $4.51 per share (the fair market value of a share of our common stock as of the date of grant), awarded in 2003 that relate to his service in 2002. These restricted shares vest in March 2008.
(9)	The amount shown represents $8,600 in matching contributions to Mr. Martineau’s 401(k) plan account and $1,246 in imputed interest on a loan U.S. Concrete extended to Mr. Martineau in May 2002.
(10)	The amount shown includes the forgiveness of a $175,000 loan U.S. Concrete extended to Mr. Martineau in 2000, $8,500 in matching contributions to his 401(k) plan account and $284 paid for unused vacation in 2000.
(11)	The amount shown represents $10,000 in matching contributions to Mr. Harlan’s 401(k) plan account and $760 in imputed interest on a loan U.S. Concrete extended to Mr. Harlan in May 2002.
(12)	The amount shown represents 42,129 shares of restricted stock, valued at $4.51 per share (the fair market value of a share of our common stock as of the date of grant), awarded in 2003 that relate to his service in 2002. These restricted shares vest in March 2008.
(13)	The amount shown represents $8,600 in matching contributions to Mr. Harlan’s 401(k) plan account and $883 in imputed interest on a loan U.S. Concrete extended to Mr. Harlan in May 2002.
(14)	The amount shown includes the forgiveness of a $125,000 loan U.S. Concrete extended to Mr. Harlan in 2000, $8,500 in matching contributions to his 401(k) plan account and $2,471 paid for unused vacation in 2000.
(15)	The amount shown represents 8,333 shares of restricted stock, valued at $5.00 per share (the fair market value of a share of our common stock as of the date of grant), granted in exchange for options tendered by Mr. Albanese pursuant to our 2003 stock option exchange program. These restricted shares vest in three equal annual installments in September 2004, September 2005 and September 2006.
(16)	The amount shown represents 8,333 shares of restricted stock, valued at $5.00 per share (the fair market value of a share of our common stock as of the date of grant), granted in exchange for options tendered by Mr. Albanese pursuant to our 2003 stock option exchange program. These restricted shares vest in three equal annual installments in September 2004, September 2005 and September 2006.
(17)	The amount shown represents 3,667 shares of restricted stock, valued at $6.35 per share (the fair market value of a share of our common stock as of the date of grant), awarded in 2003 that relate to his service in 2002. These restricted shares vest in four equal annual installments in June 2004, June 2005, June 2006 and June 2007.

Stock Option Exercises and 2003 Year-End Option Values

The following table details the number and value of securities underlying unexercised options held by the named executive officers at December 31, 2003. No options were exercised by the named executive officers during 2003.

	Number of Shares Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Eugene P. Martineau	367,500	147,500	$4,250	$12,750
Michael W. Harlan	260,000	125,000	3,400	10,200
William T. Albanese	18,750	31,250	1,063	3,188
Thomas J. Albanese	18,750	31,250	1,063	3,188
Michael D. Mitschele	12,500	22,500	850	2,550

(1)	Based on the closing price of $6.44 for our common stock on the Nasdaq Stock Market on December 31, 2003.

Employment Agreements

We entered into new employment agreements in May 2003 with several key employees and each of the named executive officers, including Messrs. Martineau, Harlan, Albanese, Albanese and Mitschele. Each of these agreements:

•	provides for an annual minimum base salary;

•	entitles the employee to participate, on the same basis generally as other executive officers, in general employee benefit plans and programs available to our employees; and

•	has an initial term of three years in the case of Messrs. Martineau and Harlan and an initial term of two years in the case of Messrs. Albanese, Albanese and Mitschele.

Beginning in May 2005, in the case of the agreements with Messrs. Martineau and Harlan, and May 2004, in the case of the agreements with Messrs. Albanese, Albanese and Mitschele, each of these agreements is subject to an automatic daily extension, such that it will then provide for a continuous one-year term, subject to the right of either party to terminate the employee’s employment at any time. If we terminate that employment without cause or the employee terminates that employment for good reason, we generally will be required to pay to the employee (1) his base salary at the time of termination for the longer of the balance of the initial term or 12 months, (2) a bonus equal to the average amount of the employee’s bonus in the preceding three years multiplied by the percentage of full weeks the employee was employed by us during the year of termination and (3) health insurance premiums for 18 months following termination. Additionally, all options, restricted stock awards and similar awards granted to the employee prior to the termination would immediately vest and become exercisable in full and remain outstanding in accordance with their terms.

Under each of the employment agreements, if there is a change in control of our company, all stock options, restricted stock awards and similar awards granted to the employee prior to the change in control would immediately vest and become exercisable and would remain outstanding in accordance with their terms. Additionally, if within one year after the change in control the employee terminates his employment for good reason or is terminated without cause, the employee will receive the same severance as described in the preceding paragraph, except the severance will be three times the base salary in the case of Messrs. Martineau and Harlan and two times the base salary in the case of Messrs. Albanese, Albanese and Mitschele. If after the first anniversary of the change in control the employee terminates his employment for good reason or is terminated without cause, the employee will receive the same severance as described in the preceding paragraph.

In addition to their severance payments, on the occurrence of a change in control, these employees would be entitled to receive, at each employee’s election, either (1) options to purchase stock of the acquiring company for the same number of shares as they would have received had they exercised their U.S. Concrete options immediately prior to the transaction resulting in a change in control and received for the shares acquired on exercise of such options shares of the acquiring company in the change in control transaction; the aggregate exercise price for the shares covered by such options would be equal to the aggregate exercise price for the U.S. Concrete options; or (2) a lump-sum after-tax payment not less than the amount of gain they would have realized on exercise of such options of the acquiring company and sale of the underlying shares.

Each of these agreements also provides for benefits if the employee dies or becomes disabled. If the employment of the employee terminates for any reason other than for cause by us or without good reason by the employee, that termination will not affect the term or exercisability of any incentive plan stock options the employee holds.

Compensation Committee Interlocks and Insider Participation

In 2003, Messrs. Foster, Colson and Porter served as members of the compensation committee. Porter & Hedges, L.L.P., a Houston, Texas law firm of which Mr. Porter is Chairman, performed legal services for us in 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On completion of our initial public offering in 1999, we entered into new facilities leases, or extended existing leases, with former stockholders or affiliates of former stockholders of our subsidiaries, Central Concrete Supply Co., Inc. and Eastern Concrete Materials, Inc. (formerly known as Baer Concrete, Incorporated). Those leases generally provide for initial lease terms of 15 to 20 years, with one or more extension options we may exercise. The following summarizes the current annual rentals we must pay during the initial lease terms:

	Number of Facilities	Aggregate Annual Rentals
Central	2	$323,916
Eastern	2	311,745

We believe the rentals we must pay under each of these leases are at fair market rates. William T. Albanese, a former owner of Central, Thomas J. Albanese, a former owner of Central, and Michael D. Mitschele, the former owner of Eastern, are executive officers of our company.

We extended a loan of $70,595 to Mr. Martineau, our chief executive officer and one of our directors, in May 2002. The loan, which remained outstanding during 2003, does not bear interest.

T. William Porter, a member of our board of directors, is the Chairman of Porter & Hedges, L.L.P., a Houston, Texas law firm. Porter & Hedges, L.L.P. performed legal services for us in 2003; however, the amount of fees paid to that firm was not material.

We employed Karl Walker, the son of Robert S. Walker, one of our directors, during 2003. We paid Karl Walker an aggregate of $77,465 in salary, bonus compensation and 401(k) plan matching contributions in 2003. In 2003, we granted Mr. Walker 300 shares of restricted common stock. We granted these shares on the same terms and conditions as the shares granted to other employees in 2003.

Our subsidiary, Central, employed Lauren Cerrito, the daughter of William T. Albanese, Daniel Albanese, the son of William T. Albanese, and Joseph Cerrito, the son-in-law of William T. Albanese, during 2003. Central paid Ms. Cerrito an aggregate of $177,921 in salary, bonus compensation and 401(k) plan matching contributions in 2003. Central paid Daniel Albanese an aggregate of $85,386 in salary, bonus compensation and 401(k) plan matching contributions in 2003. Central paid Mr. Cerrito an aggregate of $91,249 in salary, bonus compensation and 401(k) plan matching contributions in 2003. In 2003, we granted to Ms. Cerrito and Mr. Cerrito 2000 shares and 175 shares of restricted common stock, respectively. We granted these shares on the same terms and conditions as the shares we granted to other employees in 2003.

Our subsidiary, Superior Concrete Materials, Inc., employed Todd Martineau, the son of Eugene P. Martineau, during 2003. Superior paid Todd Martineau an aggregate of $75,614 in salary, bonus compensation and 401(k) plan matching contributions in 2003. In 2003, we granted to Todd Martineau 450 shares of restricted common stock. We granted these shares on the same terms and conditions as the shares we granted to other employees in 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons beneficially owning more than 10% of our common stock to report their initial ownership of common stock and any subsequent changes in that ownership to the SEC. SEC rules establish due dates for these reports, and we are required to disclose in this proxy statement any failure to file by these dates. All required 2003 filings were made on a timely basis. In making these disclosures, we relied solely on written statements of directors, executive officers and stockholders and copies of the reports that they have filed with the SEC.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of U.S. Concrete, Inc.:

We have reviewed and discussed with management U.S. Concrete’s audited financial statements as of and for the year ended December 31, 2003.

In addition, we have discussed with PricewaterhouseCoopers LLP, U.S. Concrete’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board’s Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with that firm its independence from U.S. Concrete. We also considered whether PricewaterhouseCoopers LLP’s provision of services that are not related to the audit of U.S. Concrete’s financial statements is compatible with maintaining that firm’s independence from U.S. Concrete.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors of U.S. Concrete that the audited financial statements referred to above be included in U.S. Concrete’s annual report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee

Mary P. Ricciardello, Chairperson

John R. Colson

Murray S. Simpson

REPORT OF THE COMPENSATION COMMITTEE

REGARDING EXECUTIVE COMPENSATION

The compensation committee (the “Committee”) administers U.S. Concrete’s executive compensation program. The Committee is responsible for establishing appropriate compensation goals for executive officers and evaluating the performance of executive officers in meeting those goals. No member of the Committee is a current or former employee or officer of U.S. Concrete.

The Committee seeks to reward senior management for building long-term stockholder value. In addition, the Committee designs executive compensation programs to provide the ability to attract, motivate and retain the management personnel necessary to U.S. Concrete’s success by providing an executive compensation program comparable to that offered by competitive companies to their management personnel. Finally, the Committee believes we must compensate our executive officers fairly for their contributions to our short-term and long-term performance. The Committee uses annual base salaries, annual bonuses and equity incentives to achieve these goals.

Base Salary

Base salaries for executives are determined initially by evaluating the executives’ levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. The Committee reviews executive salaries annually based on a variety of factors, including individual performance, general levels of market salary increases and U.S. Concrete’s overall results. The Committee grants salary increases within a pay-for-performance framework. Performance for base salary purposes is assessed using a qualitative, rather than a quantitative, performance assessment; no specific performance formula or weighting of factors is used in determining base salary levels. However, the Committee considers operating performance, execution of our business strategy, earnings levels and progress in implementing business development efforts in establishing base salary increases for executives. Mr. Martineau received a base salary of $525,926 during 2003, which was an increase from 2002. The Committee is aware that base salaries of our executive officers were previously below those paid by comparably sized, publicly traded companies, and increased Mr. Martineau’s salary in recognition of that fact and based on his individual performance during the year.

Annual Bonus Plan

The Committee has adopted an annual bonus plan to provide executive officers and other key employees with additional performance incentives in the form of an annual bonus for meeting certain financial, operational and personal goals set on an annual basis. The annual bonus plan provides that a portion of each key employee’s annual bonus is determined based on achieving predetermined earnings targets. The remainder of each key employee’s bonus is discretionary based on individual performance in achieving predetermined goals set by the employee and approved by a supervisor. Bonus levels vary in accordance with each key employee’s level of responsibility. Pursuant to the above standard and in light of U.S. Concrete’s annual financial results, no executive officers or key employees, including Mr. Martineau, were awarded a bonus for 2003.

Incentive Compensation

The Committee traditionally has granted executives discretionary annual stock options under U.S. Concrete’s 1999 Incentive Plan. Recently, U.S. Concrete began granting restricted stock rather than stock options to its executives. The guidelines used by the Committee to establish the size of a stock option or restricted stock award include an executive’s responsibility and performance.

The Committee approved grants of 117,894 shares of restricted stock to the named executive officers during 2003, which in the case of Messrs. Martineau, Harlan and Mitschele related to their service in 2002 and in the case of Messrs. Albanese and Albanese were granted in exchange for options tendered by them pursuant to our 2003 stock option exchange program. The Committee did not grant any stock options to the named executive officers in 2003. It is anticipated that the Committee will grant shares of restricted stock to the named executive officers in 2004 that relate to their service in 2003.

Mr. Martineau was granted 55,432 shares of restricted stock in 2003, valued at $4.51 per share (the fair market value of a share of our common stock as of the date of grant), related to his service in 2002. In determining the number of restricted shares granted to Mr. Martineau, the Committee considered numerous subjective factors indicative of his dedication to the success of U.S. Concrete. The Committee will consider similar factors in determining the number of restricted shares to be granted to Mr. Martineau in 2004 related to his service in 2003.

As of March 25, 2004, Mr. Martineau owned 420,805 shares of common stock (55,432 of which are restricted shares) and held options to purchase a total of 515,000 shares. The Committee believes that this equity interest provides an appropriate link to the interests of our company’s stockholders.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation. U.S. Concrete had no nondeductible compensation expense for the year ended December 31, 2003. The Committee plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with U.S. Concrete’s compensation objectives.

This report is furnished by the Compensation Committee of the Board of Directors.

John R. Colson, Chairman

Vincent D. Foster

T. William Porter

PERFORMANCE GRAPH

The following graph compares, for the period from May 26, 1999, the date of our IPO, to December 31, 2003, the cumulative stockholder return on our common stock with the cumulative total return on the Standard & Poor’s 500 Index and a peer group index we selected that includes six public companies within our industry. The comparison assumes that (1) $100 was invested on May 26, 1999 in our common stock, the S&P 500 Index and the peer group index and (2) all dividends were reinvested.

The companies that comprise the peer group index are Lafarge North America, Inc., Texas Industries, Inc., Florida Rock Industries, Inc., Eagle Materials Inc. (formerly known as Centex Construction Products, Inc.), Martin Marietta Materials, Inc. and Vulcan Materials Company. This group is the same as the group we used in the proxy statement for our 2003 annual meeting of stockholders.

Comparison of Cumulative Total Return

	5/26/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
U.S. Concrete	100.00	75.00	78.13	82.50	68.38	80.50
S&P 500	100.00	111.00	100.89	88.90	69.26	89.12
Peer Group	100.00	84.95	87.41	102.20	85.65	119.46

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS

The audit committee of our Board has selected PricewaterhouseCoopers LLP to serve as our independent auditors for the year ending December 31, 2004. PricewaterhouseCoopers LLP has audited our financial statements since May 16, 2002. Although we are not required to seek your approval of this appointment, it is customary practice to do so. No determination has been made as to what action the audit committee and the Board would take if you fail to ratify the appointment. Even if the appointment is ratified, the audit committee retains discretion to appoint a new independent audit firm if the audit committee concludes such a change would be in the best interests of U.S. Concrete. We expect representatives of PricewaterhouseCoopers LLP to be present at the meeting and available to respond to appropriate questions by stockholders. They will have the opportunity to make a statement if they so desire.

On May 16, 2002, our Board dismissed Arthur Andersen LLP as our independent auditors for the year ended December 31, 2002 and appointed PricewaterhouseCoopers LLP as our independent auditors for the year ended December 31, 2002. That appointment was made at the recommendation of the audit committee.

During the two years ended December 31, 2000 and 2001, and the subsequent interim period through May 16, 2002, there were no disagreements between Arthur Andersen LLP and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make a reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements for those years; and, during that period, we did not experience any “reportable events” of the kinds listed in Item 304(a)(1)(v) of Regulation S-K.

The audit report of Arthur Andersen LLP on our consolidated financial statements as of and for the years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2000 and 2001, and the subsequent interim period through May 16, 2002, U.S. Concrete did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast on the proposal is necessary to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2004. The enclosed form of proxy provides a means for you to vote for the ratification of the selection of independent auditors, to vote against it or to abstain from voting for or against it. If you execute and return a proxy, but do not specify how to vote the shares represented by your proxy, the persons named as proxies will vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors. In determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not affect the vote.

Your Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for 2004.

Fees Paid to Independent Auditors

The following table sets forth the fees paid to our independent auditors, PricewaterhouseCoopers LLP, during 2002 and 2003.

Fee Category	2003		2002
Audit Fees Audit-Related Fees Tax Fees All Other Fees	$524,850 20,650 — 1,400	(1) (2) (3)	$360,150 20,750 — 1,666	(1) (2) (3)

Total	$546,900		$382,566

(1)	Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, quarterly review of financial statements included in our Forms 10-Q and audit services provided in connection with other statutory and regulatory filings.
(2)	Audit-related fees include professional services related to consultation on accounting standards or transactions and audits of our 401(k) plan.
(3)	All other fees consist of fees for products and services other than the services reported above. In 2003 and 2002, these fees consisted of licensing fees for accounting research software.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. The audit committee will generally pre-approve specific audit services for the upcoming or current fiscal year, subject to a specified cost level. Any service that is not included among the pre-approved audit services and any non-audit service must be separately pre-approved by the Audit Committee Chairperson. The Chairperson reports any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate to management any of its responsibilities to pre-approve services performed by our independent auditors.

None of the services related to the audit-related fees, tax fees or other fees described above was approved by the audit committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

EXPENSES RELATING TO THIS PROXY SOLICITATION

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and regular employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our common stock and obtaining the proxies of those owners. We estimate these expenses to be approximately $6,000.

OTHER INFORMATION

Date for Submission of Stockholder Proposals

Under rules the SEC has established, any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2005 Annual Meeting of Stockholders must send notice of the proposal to our Corporate Secretary at our principal executive offices, 2925 Briarpark, Suite 500, Houston, Texas 77042, so that we receive that notice by no later than the close of business on December 3, 2004. If you submit a stockholder proposal, you must provide your name and address, the number of shares of common stock you hold of record or beneficially, the date or dates on which you acquired those shares and documentary support for any claim of beneficial ownership.

In addition, our bylaws establish an advance-notice procedure for stockholder proposals to be brought before an annual meeting. The procedure provides that stockholders must submit proposals to us in writing containing certain information specified in our bylaws no earlier than the 180th day and no later than the close of business on the 90th day prior to the first anniversary of our preceding year’s annual meeting. These requirements are in addition to the SEC’s requirements with which a stockholder must comply to have a stockholder proposal included in our proxy statement. Stockholders may obtain a copy of our bylaws by making a written request to our Corporate Secretary.

Under these bylaw provisions, we must receive stockholder proposals for our 2005 Annual Meeting of Stockholders no earlier than November 1, 2004 and no later than the close of business on January 30, 2005. Stockholders must deliver the proposals to Corporate Secretary, U.S. Concrete, Inc., 2925 Briarpark, Suite 500, Houston, Texas 77042.

We received no stockholder proposals and no stockholder director nominations for the 2004 Annual Meeting of Stockholders.

Other Matters

The Board of Directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented by others. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote all proxies according to their best judgment. The form of proxy provides that the persons named as proxies have discretionary authority to vote on matters not known or determined on the date of this proxy statement.

By Order of the Board of Directors

/s/ Donald C. Wayne

Donald C. Wayne Vice President, General Counsel and Corporate Secretary

Houston, Texas

April 2, 2004

Appendix A

U.S. CONCRETE, INC.

Audit Committee Charter

(As amended July 2003.)

Organization and Membership

This charter governs the operations of the Audit Committee of the Board of Directors of U.S. Concrete, Inc. (the “Committee”). The Committee is appointed by the Board of Directors and consists of at least three directors, each of whom will meet Nasdaq Stock Market, Inc. (“Nasdaq”) requirements with respect to independence as determined by the Board. Each member of the Committee will meet Nasdaq requirements regarding financial literacy and, for at least one member of the Committee, accounting or related financial expertise. The Committee reviews and reassesses this charter at least annually and recommends appropriate changes to the Board of Directors.

Statement of Purpose

The Committee assists the Board of Directors in fulfilling its oversight responsibility relating to:

•	The Company’s financial statements and financial reporting process;

•	The qualifications, independence and performance of the Company’s independent auditors;

•	The performance of the Company’s internal audit function; and

•	The Company’s compliance with legal and regulatory requirements.

In so doing, the Committee maintains free and open communication with the Company’s independent auditors, internal audit department and management.

Duties and Responsibilities

Among its specific duties and responsibilities, the Committee performs the following, to the extent it deems necessary and appropriate, consistent with and subject to applicable laws, as well as rules and regulations promulgated by the SEC, Nasdaq or other regulatory authorities:

Financial Statements and Financial Reporting Process

1.    Annual and Quarterly Financial Reporting: The Committee reviews and discusses with management and the independent auditors the annual audited and quarterly unaudited financial statements and related disclosures included in the Company’s quarterly earnings releases and in the Company’s periodic reports on Form 10-K and 10-Q (including the “Management’s Discussion and Analysis” section and officer certifications).

The Committee recommends to the Board of Directors whether the annual audited financial statements should be included in the Company’s Form 10-K.

2.    Annual Audit and Communications with Independent Auditors: The Committee reviews and discusses the scope and results of the independent auditors’ annual audit and quarterly reviews of the Company’s financial statements, and any other matters required to be communicated to the Committee by the independent auditors.

3.    Disclosure, Accounting and Financial Controls: The Committee discusses with management, the senior internal audit executive and the independent auditors the adequacy and effectiveness of the Company’s disclosure controls and procedures, the adequacy and effectiveness of the Company’s internal controls and procedures for financial reporting and the Company’s risk assessment and risk management policies.

Qualifications, Independence and Performance of the Independent Auditors

4.    Appointment, Compensation, Retention and Oversight: The independent auditors report directly to the Committee, which is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. The Company will provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

The Committee considers the independence of the auditors as required by law or regulation. The Committee obtains and reviews a report by the independent auditors describing any relationships between the auditors and the Company, or any other relationships that may adversely affect the independence of the auditors, and discusses with the auditors any disclosed relationships or services that may impact the auditors’ objectivity and independence.

5.    Approval of Audit and Permitted Non-Audit Services: To the extent required by law or regulation, the Committee reviews and approves in advance all audit and permitted non-audit services to be provided by the independent auditors and establishes related policies and procedures.

6.    Hiring Former Employees of Independent Auditors: The Committee establishes policies for the Company’s hiring of employees and former employees of the independent auditors.

Performance of the Internal Audit Function

7.    Internal Audits and Reports: The Committee reviews and discusses with the Company’s senior internal audit executive the overall scope and staffing of the Company’s internal audits. The Committee reviews all significant internal audit reports and management’s responses.

8.    Senior Internal Audit Executive: The Committee reviews the appointment of individuals to, and any changes in, the senior internal audit position.

Compliance with Legal and Regulatory Requirements

9.    Legal and Regulatory Review: The Committee reviews legal and regulatory matters that may have a material impact on the Company’s financial statements and reviews the Company’s compliance policies and procedures.

Other Duties

10.    Complaints: The Committee establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting and auditing matters.

11.    Outside Advisors: The Committee is empowered to investigate any matter brought to its attention and has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to such counsel and other advisors.

12.    Related Party Transactions: The Committee reviews and approves related-party transactions as required by law or regulation.

Meetings

The Committee meets at least four times a year, either in person or telephonically, at such times and places as the Committee determines. The Committee periodically meets separately in executive session with the senior internal audit executive and the independent auditors. The Committee reports regularly to the full Board of Directors with respect to its activities.

Subcommittees

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permissible non-audit services. Any decisions of such subcommittee to grant preapprovals shall be reported to the full Committee at its next scheduled meeting.

Appendix B

U.S. CONCRETE, INC.

Nominating and Corporate Governance Committee Charter

Role

The Nominating and Corporate Governance Committee’s role is to determine director nominees for election to the Company’s Board of Directors, to identify and recommend candidates to fill vacancies on the Board, and to review, evaluate and recommend changes to the Company’s Corporate Governance Guidelines.

Membership

The membership of the Committee shall consist of at least three directors, each of whom shall satisfy the independence requirements of The Nasdaq Stock Market; provided, that one director who does not meet the independence criteria of Nasdaq may serve on the Committee pursuant to any exception as provided under the rules of Nasdaq.

Operations

The Committee shall meet as often as it deems appropriate, but not less frequently than once each year to perform its duties under this Charter. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions and other matters relevant to the Committee’s responsibilities to the next meeting of the Board. The Nominating and Corporate Governance Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws or Corporate Governance Guidelines of the Company, or (c) any applicable law.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Responsibilities

Subject to the provisions of the Company’s Corporate Governance Guidelines, the principal responsibilities and functions of the Nominating and Corporate Governance Committee are as follows:

•	Determine criteria to be used in selecting, reviewing and screening potential candidates to become Board members, taking into account all factors the Committee deems appropriate.

•	Assist in identifying, interviewing and recruiting candidates for the Board.

B-1

•	Before recommending an incumbent, replacement or additional director, review his or her qualifications, including capability, availability to serve and other relevant factors.

•	Evaluate and recommend to the Board director nominees for election of directors at each annual meeting of stockholders and any applicable special meeting of stockholders. In addition, the Committee shall recommend candidates to fill vacancies or new positions on the Board, as necessary or advisable. However, if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, the Committee need not evaluate or propose such nomination, unless required by contract or requested by the Board.

•	Consider any nominations of director candidates validly made by stockholders.

•	Form and delegate responsibilities to subcommittees of the Committee, as may be necessary or appropriate.

•	Develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company.

•	Annually evaluate the Committee’s performance, this Charter and the Company’s Corporate Governance Guidelines.

This Charter is intended to provide a set of flexible guidelines for the effective functioning of the Committee. The Committee may modify or amend this Charter and the authority and responsibilities of the Committee set forth herein at any time.

B-2

(Front of Card)

ANNUAL MEETING OF STOCKHOLDERS

U.S. CONCRETE, INC.

APRIL 30, 2004

Please mark, sign, date,

and mail your proxy card in

the envelope provided as

soon as possible.

U.S. CONCRETE, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael W. Harlan and Donald C. Wayne, and each of them, with full power of substitution and resubstitution, to represent the undersigned and to vote all the shares of Common Stock in U.S. Concrete, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 30, 2004 and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 2, 2004 (the “Proxy Statement”) and (2) in their discretion upon such other matters as may properly come before the meeting.

ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THOSE SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

(Continued and to be signed on the reverse side).

(Back of Card)

U.S. CONCRETE, INC. C/O AMERICAN STOCK TRANSFER & TRUST COMPANY 6201 15TH AVE., 2ND FLOOR BROOKLYN, NY 11219	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to U.S. Concrete, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

U.S. CONCRETE, INC.

PROPOSAL NO. 1. To elect the nominees listed below to the Board of Directors to serve until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below:

NOMINEES: 01) John R. Colson 02) Vincent D. Foster 03) Mary P. Ricciardello

PROPOSAL NO. 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2004.	For ☐	Against ☐	Abstain ☐

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

The undersigned hereby revokes all previous proxies given by the undersigned with respect to the shares represented hereby in connection with the Company’s 2004 Annual Meeting of Stockholders. This Proxy may be revoked at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement and Annual Report of the Company for the fiscal year ended December 31, 2003, is hereby acknowledged.

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	Yes ☐	No ☐

Signature	Date	Signature (Joint Owner)	Date